Exhibit 10.1

UNIDYM, INC.

SERIES D PREFERRED STOCK

PURCHASE AGREEMENT

SERIES D PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES D PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of June 29, 2010 by and between Unidym, Inc., a Delaware corporation (the “Company”), and Arrowhead Research Corporation, a Delaware corporation (the “Investor”).

RECITALS

WHEREAS, the Company wishes to sell an aggregate of 4,785,077 shares of the Company’s Series D Preferred Stock (the “Shares”) to the Investor, at a purchase price of $0.30 per Share, and the Investor wishes to purchase the Shares from the Company.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and conditions, and upon acknowledgement of each of the parties of the receipt of valuable consideration, the parties herein agree as follows:

1. Purchase and Sale of Shares. At the Closing (as defined below), the Company shall issue and sell to the Investor the Shares in consideration for the cancellation of indebtedness of the Company owed to the Investor in the amount of $1,435,522.98. The purchase and sale of the Shares shall take place remotely via the electronic exchange of documents and signatures, at 10:00 a.m. Pacific Time, on June 28, 2010 or at such other time as the Company and the Investor mutually agree upon, orally or in writing (which time and place are designated as the “Closing”). Promptly after the Closing, the Company shall deliver to the Investor a duly executed certificate representing the Shares which the Investor is purchasing hereunder.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor, that the statements in the following paragraphs of this Section 2 are all true and complete as of the date hereof:

2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on (a) the present or future business, assets, or operations, of the Company, taken as a whole or (b) the Company’s ability to perform this Agreement (a “Material Adverse Effect”).

2.2 Capitalization and Voting Rights. The cap table immediately prior to the Closing is set forth in Schedule A.

(a) Authorized Stock. There are authorized for issuance (i) 80,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (ii) 49,173,252 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”), of which 5,000,000 shares are designated as Series A Convertible Preferred Stock (“Series A Preferred Stock”), 5,673,252 shares are designated as Series B Senior Convertible Preferred Stock (“Series B Preferred Stock”), 8,500,000 shares are designated as Series C Senior Convertible Preferred Stock (“Series C Preferred Stock”), and 30,000,000 shares are designated as Series D Preferred Stock (“Series D Preferred Stock”). Immediately prior to the Closing, the outstanding stock of the Company consists of the following:

(i) Three Million Seven Hundred Eighty Thousand One Hundred (3,780,100) shares of issued and outstanding Common Stock.

(ii) Five Million (5,000,000) shares of issued and outstanding Series A Preferred Stock.

(iii) Five Million Six Hundred Seventy Three Thousand Two Hundred and Fifty Two (5,673,252) shares of issued and outstanding Series B Preferred Stock.

(iv) Eight Million One Hundred Twenty Five Thousand Eight Hundred Eighty-Nine (8,125,889) shares of issued and outstanding Series C Preferred Stock.

(v) Eighteen Million Seven Hundred Twenty-Three Thousand Three Hundred Forty-Four (18,723,344) shares of issued and outstanding Series D Preferred Stock.

Upon the Closing, the rights, preferences and privileges of each series of Preferred Stock will be as stated in the Company’s Fifth Amended and Restated Certificate of Incorporation, as amended (the “Restated Certificate”), and as provided by law.

(b) Valid Issuance. The outstanding shares of Common Stock and Preferred Stock are all duly and validly authorized and issued, fully paid and nonassessable.

(c) Rights to Acquire. Except for (i) the conversion privileges of the Preferred Stock, (ii) the rights of first refusal provided in Section 4 of that certain Second Amended and Restated Investors’ Rights Agreement dated as September 30, 2009 by and among the Company and the parties listed on the schedules attached thereto (the “Investors’ Rights Agreement”), (iii) 5,000,000 shares of Common Stock reserved for issuance to employees, consultants and/or directors pursuant to the Company’s 2006 Stock Option/Stock Issuance Plan (the “Option Plan”), of which options to purchase an aggregate of 2,643,250 shares of Common Stock are currently outstanding, (iv) outstanding warrants to purchase 7,656,416 shares of Common Stock and (vi) outstanding restricted stock units for the issuance of 1,104,010 shares of Common Stock, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The list of option holders is set forth in Schedule B.

(d) Voting of Shares. Other than that certain Second and Amended Voting Agreement dated as of September 30, 2009 by and among the Company and the parties listed on the schedules attached thereto, the Company is not a party or subject to any agreement or understanding and, to the Company’s knowledge, there is no agreement or understanding between any persons and/or entities which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

(e) Market Stand-Off. To the Company’s best knowledge, all outstanding shares of Preferred Stock of the Company and all capital stock of the Company issuable upon the exercise of outstanding employee incentive stock options are subject to a one hundred eighty (180) day “market stand-off” restriction upon an initial public offering by the Company resulting in at least $20 Million in gross proceeds pursuant to a registration statement filed with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Act of 1933, as amended (the “Act”).

2.3 Subsidiaries. Except for (i) the minority ownership position in Nexeon MedSystems pursuant to the license agreement with Nanotech Catheter Solutions, (ii) the 100% ownership position in Nanoconduction, Inc., and (iii) the 100% ownership position in Unidym Korea Inc., the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

2.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization, sale and issuance of the Shares being sold hereunder, has been taken or will be taken prior to the Closing. As of the Closing, this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.5 Valid Issuance of Common Stock. The Shares that are being purchased by Arrowhead hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer, if any, (i) under this Agreement, (ii) under applicable state and federal securities laws and (iii) otherwise imposed as a result of actions taken by the Investor. The Shares purchased under this Agreement have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer, if any (i) under this Agreement, (ii) under applicable state and federal securities laws and (iii) otherwise imposed as a result of actions taken by the Investor.

2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings which are not required to be obtained prior to the Closing, and such filings as are required pursuant to applicable federal and state securities laws and blue sky laws, which filings will be effected within the required statutory period.

2.7 Offering. Subject in part to the truth and accuracy of the Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Act, and the qualification or registration requirements of applicable state blue sky laws, as such registration requirements and laws currently exist.

2.8 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened in writing against the Company that questions the validity of this Agreement, or the right of the Company to enter into this agreement or to consummate the transactions contemplated hereby, or that would reasonably be expected to result in a Material Adverse Effect. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

2.9 Proprietary Information Agreements. Each current employee of the Company has executed a Proprietary Information and Inventions Agreement in substantially the form provided to the Investor upon request by the Investor. To the Company’s knowledge, no such employee is in violation thereof.

2.10 Compliance with Other Instruments. The Company is not in violation of any provision of its Restated Certificate or Bylaws nor, to its knowledge, of any instrument, judgment, order, writ, decree or contract, statute, rule or regulation to which the Company is subject and a violation of which would reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Related Agreements, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

2.11 Agreements; Action. Except for agreements explicitly contemplated hereby:

(a) There are no agreements or understandings between the Company and any of its officers, directors, affiliates or any affiliate thereof,

(b) There are no agreements, understandings, instruments, contracts, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company, in excess of $100,000, other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business, or (ii) provisions materially restricting the development, manufacture or distribution of the Company’s products or services, and

(c) The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iii) sold, exchanged or otherwise disposed of any of its assets or rights.

For the purposes of subsections (a), (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments and contracts involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

2.12 Related-Party Transactions. No employee, officer or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company’s knowledge, other than in Arrowhead Research Corporation, a Delaware corporation (“Arrowhead”) or in any of Arrowhead’s subsidiaries, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

2.13 No Undisclosed Liabilities. Schedule C sets for the Company’s financial statements as of April 31, 2010. Except as set forth in the Company’s financial statements, the Company does not have any liabilities (whether accrued, absolute, unliquidated, contingent or otherwise, whether or not known to the Company, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing or any state of facts existing at or prior to the Closing other than (i) liabilities and obligations that have arisen after May 31, 2010 in the ordinary course of business (none of which is material and none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit), or (ii) obligations under contracts and commitments incurred in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with generally accepted accounting principles. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

2.14 Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, except to the extent the lack of which would not reasonably be expected to have a Material Adversely Effect. The Company is not in default under any of such franchises, permits, licenses or other similar authority which would be reasonably expected to have a Material Adverse Effect.

2.15 Environmental and Safety Laws.

(a) Except as set forth in Section 2.15(b), the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

(b) The US Environmental Protection Agency (the “EPA”) has issued recent guidance regarding the classification of carbon nanotubes under the Toxic Substances Control Act. The EPA has stated that it now considers carbon nanotubes to be “new chemicals” rather than materials previously listed on the TSCA Inventory, such as synthetic graphite or other carbon compounds. The Company is in the process of reviewing its compliance with this guidance and has filed paperwork with the EPA. Accordingly, the Company withholds any representation or warranty regarding the matters disclosed in this Section 2.15(b), including its compliance with the new EPA guidance.

2.16 Disclosure. The Company has fully provided Wisepower with all the information that Wisepower has requested in writing for deciding whether to purchase the Shares. Neither this Agreement (including all the exhibits and schedules hereto) nor any other statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made.

2.17 Registration Rights. Except as provided in the Investors’ Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

2.18 Title to Property and Assets. The property and assets used by the Company in its business are owned by the Company free and clear of all mortgages, liens, loans and encumbrances, except for (i) statutory liens for the payment of current taxes that are not yet delinquent listed in Schedule 2.18 and (ii) for liens, encumbrances and security interests that arise in the ordinary course of business and/or pursuant to applicable law, and minor defects in title, none of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. With respect to the property and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (i)-(ii) of the foregoing sentence, except to the extent the failure to be in compliance or hold a valid leasehold interest would not reasonably be expected to have a Material Adverse Effect. Schedule D lists all lease agreements between Unidym and third parties.

2.19 Labor Agreements and Actions. The Company is not bound by or subject to any contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company’s knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened in writing, that would reasonably be expected to have a Material Adverse Effect, nor does the Company have knowledge of any labor organization activity involving its employees. To the Company’s knowledge, no officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement. The Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

2.20 Intellectual Property.

(a) Schedule E lists all patents and patent applications owned by or exclusively licensed to the Company. The Company has rights to all patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, licenses, inventions, information and proprietary rights and processes (collectively, “Intellectual Property”) it needs to operate its business as currently conducted. Schedule F lists all out-license agreements between Unidym and third parties. Schedule G lists all active non-disclosure agreements, material transfer agreements, and joint development agreements between Unidym and third parties.

(b) The Intellectual Property owned, registered or applied for by the Company, and the Intellectual Property exclusively licensed to the Company, does not conflict with, or constitute an infringement of, the Intellectual Property rights of others and is not being infringed or opposed by any person. Except for the patents co-owned and listed in Schedule E, no third party, employee or other person has any right, claim or interest in any Intellectual Property owned, registered or applied for by the Company.

(c) No Intellectual Property owned or used by the Company and no license of Intellectual Property of which the Company has the benefit will be lost, or rendered liable to any right of termination by any third party, by virtue of the execution and performance of this Agreement.

2.21 Tax Returns and Payments. There are no federal, state, county, local or foreign taxes dues and payable by the Company which have not been timely paid. There are no accrued and unpaid federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

2.22 Insurance. The Company has in full force and effect fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed.

2.23 ERISA. The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of Employee Retirement Income Security Act of 1974, as amended, and has complied in all material respects with all applicable laws for any such employee benefit plan.

2.24 Product Liability. The Company has not received any written notice relating to any claim involving use of or exposure to any of the products (or any part or component) designed, manufactured, serviced or sold, or services performed, by the Company, including for negligence, strict liability, design or manufacturing defect, conspiracy, failure to warn, or breach of express or implied warranties or merchantability or fitness for any purpose or use, or from any alleged breach of implied warranties or representations, or any alleged noncompliance with any applicable laws pertaining to product liability matters.

3. Representations and Warranties of the Investor. The Investor hereby represents, warrants and covenants to the Company that:

3.1 Authorization. The Investor has full power and authority to enter into this Agreement, and this Agreement constitutes a valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.2 Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor’s representation to the Company, which by the Investor’s execution of this Agreement, the Investor hereby confirms that the Shares will be acquired for investment for Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

3.3 Disclosure of Information. The Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

3.4 Investment Experience. The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. The Investor also represents it has not been organized for the purpose of acquiring the Shares.

3.5 Accredited Investor. Wisepower is an “accredited investor” within the meaning of SEC Rule 501 of Regulation.

3.6 Restricted Securities. The Investor understands that the Shares it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations, such Shares may be resold without registration under the Act only in certain limited circumstances. In the absence of an effective registration statement covering the Shares or an available exemption from registration under the Act, the Shares (and any Common Stock issued on conversion of the Shares) must be held indefinitely.

3.7 No Brokers. The Investor has not taken any action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.

3.8 Legends. It is understood that the certificates evidencing the Shares and the Warrants may bear one or all of the following legends:

(a) “These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act.”

(b) Legends required to indicate that the Shares are subject to the terms of the Investors Rights Agreement and that certain Second Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of September 30, 2009 by and among the Company and the parties listed on the schedules attached thereto.

(c) Any other legend required by applicable laws.

4. Conditions to Investor’s Obligations at Closing. The following conditions must be satisfied by the Company, unless waived by the Investor, in the Investor’s sole and absolute discretion.

4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects (except that the representations and warranties that are qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

4.2 Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective, other than such authorizations, approvals or permits or other filings which may be timely made after such issuance and sale of the Shares.

4.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor, and the Investor shall have received all such counterpart original and certified or other copies of such documents as may be reasonably requested.

4.5 General. The holders of Common Stock and/or Preferred Stock shall have amended any other agreement or arrangement, or given any further consent required to allow the Company to execute and perform this Agreement. The documents referenced in this Section 6.9 are set forth in Schedule H.

5. Conditions to the Company’s Obligations at Closing. The following conditions must be satisfied by the Investor, unless waived in writing by the Company, in the Company’s sole and absolute discretion.

5.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true and correct in all material respects (except that the representations and warranties that are qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

5.2 Securities Exemptions. The offer and sale of the Shares to the Investor pursuant to this Agreement shall be exempt from the registration requirements of the Act, the qualification requirements of the California General Corporation Law and the registration and/or qualification requirements of all other applicable state securities laws.

5.3 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company, and the Company shall have received all such counterpart original and certified or other copies of such documents as may be reasonably requested.

5.4 General. The Investor shall have amended any other agreement or arrangement, or given any further consent required to allow the Company to execute and perform this Agreement.

6. Miscellaneous.

6.1 Survival. The warranties, representations and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

6.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties (including transferees of any Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, except with respect to conflict of laws.

6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties hereto.

6.6 Responsibility for Brokers Fees. The Investor indemnifies and holds harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees or representatives is responsible. The Company indemnifies and holds harmless the Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.7 Aggregation of Stock. All issued and outstanding shares of the Series D Preferred Stock and Common Stock issued upon conversion thereof held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

6.8 Amendments and Waivers. Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

6.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.10 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties, and this Agreement supersedes all prior and contemporaneous written and oral agreements, relating to the subject matter hereof.

6.11 Counterparts; Facsimile/PDF Signatures. This Agreement may be executed in two or more counterparts, and by facsimile signatures or portable document format (.pdf or similar format), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

[Company Signature Page to Series D Preferred Stock Purchase Agreement]

COMPANY:

UNIDYM, INC. a Delaware corporation

By:	MARK TILLEY
Name:	Mark Tilley
Title:	Chief Executive Officer

Address:	1244 Reamwood Drive
Sunnyvale, CA

[Investor Signature Page to Series D Preferred Stock Purchase Agreement]

ARROWHEAD RESEARCH COMPANY:

ARROWHEAD RESEARCH CORPORATION a Delaware corporation

By:	CHRISTOPHER ANZALONE
Name:	Christopher Anzalone
Title:	Chief Executive Officer
Address:	201 South Lake Avenue
Suite 703
Pasadena, CA 91101